Exhibit 10.3
GALAXY DIGITAL INC.
DIRECTOR NOMINATION AGREEMENT
AGREEMENT, dated as of May 13, 2025 (“Agreement”) between Galaxy Group Investments LLC, a Delaware limited liability company (the “Holder”), and Galaxy Digital Inc., a Delaware corporation (“Pubco”).
WHEREAS, Pubco, Galaxy Digital Holdings Ltd., a Cayman Islands exempted company (“GDHL”), Galaxy Digital Holdings LP, a Cayman Islands limited partnership (the “GDH LP”) and certain other parties intend to consummate a series of transactions pursuant to which, among other things, (i) GDHL will re-domicile as a Delaware corporation and change its name to “Galaxy Digital Holdings Inc.” (“GDHI”), (ii) GDH LP will migrate out of the Cayman Islands and continue as a Delaware limited partnership, (iii) GDHI will become a wholly-owned subsidiary of Pubco, with the existing holders of Ordinary Shares of GDHL receiving an equivalent number of shares of Class A Common Stock, par value $0.001 per share, of Pubco (“Class A Common Stock”), and (iv) GDHI will become the general partner of GDH LP (collectively, the “Transactions”);
WHEREAS, in connection with the Transactions, the Holder and certain other existing holders of limited partnership units of GDH LP will receive new units (the “LP Units”) in GDH LP, and with the exception of Pubco and/or any of its wholly-owned subsidiaries (including GDHI), will subscribe for an equivalent number of shares of Class B Common Stock, par value $0.001 per share, of Pubco (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”); and
WHEREAS, Pubco and the Holder desire to effect an agreement that the Holder will have certain designation rights with respect to nominees to the Board of Directors (as defined below) as set forth herein, from and after the Effective Time (as defined below).
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DIRECTOR NOMINATION RIGHTS

Section 1.01. Composition of the Board. (a) On and after the last date on which the Transactions are consummated (the “Effective Time”), the Holder shall have certain rights with respect to the nomination of directors to serve on the

Board of Directors. Any director so nominated by the Holder shall be referred to as a “Founder Director.” Such nomination rights shall be as follows: (i) so long as the Aggregate Founder Ownership (as defined below) continues to be at least 25% of the total number of issued and outstanding shares of Common Stock as of the date of such calculation, the Holder shall be entitled to nominate one director to the Board of Directors (which, for the avoidance of doubt, could include himself); and (ii) Pubco hereby agrees (A) take all actions within its power to include any Founder Director nominated pursuant to this Section 1.01(a) as a nominee to the Board of Directors on each slate of nominees for election of the Board of Directors included in Pubco’s annual meeting proxy statement (or consent solicitation or similar document), (B) to recommend the election of any such nominee to the stockholders of Pubco and (C) without limiting the foregoing, to otherwise use its reasonable best efforts to cause any such nominee to be elected to the Board of Directors, including providing at least as high a level of support for the election of such nominee as it provides to any other individual standing for election as a director. With respect to any person that will be nominated to be a director for the first time at an annual meeting (each person, a “First-Time Director Nominee”) by the Holder, the Holder shall nominate its First-Time Director Nominee by (A) delivering to Pubco its written statement at least 90 days prior to the one-year anniversary of the preceding annual meeting nominating such First-Time Director Nominee and (B) setting forth such First-Time Director Nominee’s business address, telephone number, facsimile number and e-mail address; provided, however, that if the Holder shall fail to deliver such written notice, the Holder shall be deemed to have nominated the Founder Director previously nominated by the Holder who is currently serving on the Board of Directors.

    (b) Term. Any Founder Director shall serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, or his or her earlier death, disqualification, resignation or removal.

    (c) Vacancies. If any Founder Director previously nominated by the Holder dies or is unwilling or unable to serve as such or is otherwise removed or resigns from office, then the Holder shall have the exclusive right to promptly nominate a successor to such director and Pubco agrees to take all actions within its power to recommend the election of any such nominee (to the extent required to be elected) and otherwise use its reasonable best efforts to cause any such nominee to be elected or to fill such vacancy, in accordance with this Section 1.01; provided, however, that if the Holder is not entitled to fill such vacant director position at such time, then such vacant director position shall be filled by the Board of Directors.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

Section 2.01. Corporation Authorization. The Holder represents and warrants to Pubco that the Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding agreement of the Holder.

Section 2.02. Non-Contravention. The Holder represents and warrants to Pubco that the execution, delivery and performance by the Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any articles or certificate of incorporation or formation, bylaws, operating agreement, or comparable organizational documents of the Holder; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement, or order binding on the Holder; or (iii) result in the imposition of any Lien (as defined below) on any asset of the Holder.

Section 2.03. Ownership of Shares of Common Stock. The Holder represents and warrants to Pubco that, except as has been (or prior to the Effective Time is) disclosed by the Holder to Pubco in writing: (i) the Holder (or one or more of its Affiliates) (A) is the record and beneficial owner of all of the shares of Common Stock owned by it on the date hereof and (B) as of the Effective Time will be the record and beneficial owner of all of the shares of Common Stock then owned by it; (ii) the shares of Common Stock owned by it on the date hereof are, and as of the Effective Time will be, owned free of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”) and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the shares of Common Stock), other than transfer restrictions under applicable securities laws, Pubco’s Amended and Restated Certificate of Incorporation or Pubco’s Amended and Restated Bylaws and (iii) none of the shares of Common Stock is referred to in clause (i) is, or as of the Effective Time will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Common Stock.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to the Holder that:
Section 3.01. Corporation Authorization. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate and other action by Pubco and constitutes a legal, valid and binding obligation and agreement of Pubco.
Section 3.02. Non-Contravention. The execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or any other organizational documents of Pubco; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on Pubco; or (iii) result in the imposition of any Lien on any asset of Pubco.
ARTICLE 4
MISCELLANEOUS

Section 4.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (as defined below) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
Section 4.02. Additional Definitions.
(a)“Aggregate Founder Ownership” means the total number of shares of Common Stock beneficially owned, in the aggregate and without duplication, by the Holder, together with its Affiliates, and any of their respective Permitted Transferees, collectively, as of the date of such calculation.
(b)“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.
(c)“Board of Directors” means the Board of Directors of Pubco.

(d)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
(e)“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
(f)“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.
(g)“Organization” means any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.
(h)“Permitted Transferee” has the meaning assigned to such term in the Amended and Restated Certificate of Incorporation of Pubco,
(i)“Person” means any natural person or Organization.
Section 4.03. Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.
Section 4.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 4.05. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, other than (i) a transfer by the Holder to any Permitted Transferee or (ii) an assignment of this Agreement by either Pubco to a parent holding company (a “Parent Entity”) in a transaction (whether by operation of law or in connection with a merger, amalgamation, consolidation, recapitalization or otherwise) pursuant to which (A) such Parent Entity becomes the holder, directly or indirectly, of 100% of the equity and voting interests of Pubco and (B) the Holder (or one or more Permitted Transferees) becomes the holder, directly or indirectly, of equity and voting interests of such Parent Entity in equal proportions to the equity and voting interests of Pubco it holds, directly or indirectly, immediately prior to such transaction.

Section 4.06. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 4.07. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court, or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Section 4.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.09. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.10. Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 4.11. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 4.12. Amendments; Waiver. Any provision of this Agreement may be amended (whether by operation of law or in connection with a merger, amalgamation, consolidation, recapitalization or otherwise) or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it also is agreed that each of Pubco and the Holder shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 4.14. Closing of the Transactions; Termination. This Agreement will automatically terminate and be of no force and effect following the date on which the Aggregate Founder Ownership is less than 25%.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PUBCO: GALAXY DIGITAL INC.
By:	/s/ Francesca Don Angelo
	Name:	Francesca Don Angelo
	Title:	Authorized Signatory

HOLDER: GALAXY GROUP INVESTMENTS LLC
By:	/s/ Michael Novogratz
	Name:	Michael Novogratz
	Title:	Authorized Signatory